Exhibit 3.120

BYLAWS

OF

FOUNTAIN AMBULANCE SERVICE, INC.

Approved and Adopted Effective as of September 22, 2011

i

ARTICLE IV OFFICERS		6

4.1	Number	6
4.2	Chairman of the Board	6
4.3	President	6
4.4	Vice President	7
4.5	Secretary	7
4.6	Treasurer	7
4.7	Assistant Secretaries and Assistant Treasurers	7
4.8	Election and Term in Office	7
4.9	Removal	7
4.10	Vacancies	8
4.11	Salaries	8

ARTICLE V CONTRACTS, LOANS, CHECKS, DEPOSITS AND TRANSACTIONS		8

5.1	Contracts	8
5.2	Loans	8
5.3	Checks, Drafts, Etc.	8
5.4	Deposits	8
5.5	Conflicting Interest Transactions	8
5.6	Proxies	8

ARTICLE VI LIMITATION ON LIABILITY		8

ARTICLE VII INDEMNIFICATION		9

7.1	Indemnification	9
7.2	Insurance	9
7.3	Survival of Right	9

ARTICLE VIII CERTIFICATES FOR SHARES AND THEIR TRANSFER		10

8.1	Certificates of Shares	10
8.2	Transfer of Shares	10

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ARTICLE IX FISCAL YEAR		10

ARTICLE X DIVIDENDS		10

ARTICLE XI SEAL		10

ARTICLE XII WAIVER OF NOTICE		10

ARTICLE XIII AMENDMENTS		11

13.1	Power of Directors to Amend	11
13.2	Power of Shareholders to Amend	11

iii

BYLAWS

OF

FOUNTAIN AMBULANCE SERVICE, INC.

ARTICLE I
OFFICES

1.1          Principal Office. The Corporation’s principal office shall be located in Mobile, Alabama.  The Corporation may have such other offices, either within or without the State of Alabama, as the board of directors may designate or as the business of the Corporation may require from time to time.

1.2          Registered Office and Agent.  The Corporation’s registered office, required by the Alabama Business Corporation Law, and any act amendatory thereof, supplementary thereto or substituted therefor (the “Act”) to be maintained in the State of Alabama, may but need not be the same as its principal office in the State of Alabama.  The board of directors of the Corporation may change the Corporation’s registered office, and the Corporation’s registered agent thereat, from time to time in the manner specified by the Act.

ARTICLE II
SHAREHOLDERS

2.1          Annual Meeting.  The annual meeting of the shareholders shall be held on the date and time designated by the board of directors, but not later than 120 days after the end of the fiscal year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.2          Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise proscribed by statute, may be called by the president, the board of directors or holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

2.3          Notice of Meeting.  The Corporation, or, in the case of a special meeting called pursuant to Section 2.2, the person or persons calling the meeting, shall provide the shareholders of record entitled to vote at such meeting written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be delivered in not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; however, if a new record date for the adjournment is or must be fixed, notice of the adjourned meeting must be given in accordance with this section to persons who are shareholders as of the new record date.  Notwithstanding the provisions of this section, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 234 of the Constitution of Alabama as the same may be amended from time to time.

2.4          Waiver of Notice.  A shareholder may waive any notice required by law, the Articles of Incorporation of the Corporation and these bylaws before or after the date and time stated in the notice; provided that the waiver is in writing, signed by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before action is taken in the matter.

2.5          Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the Corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.6          Voting Lists; Certification of Other Ownership.

(a)           After the fixing of a record date for a shareholder’s meeting, the secretary of the Corporation, or a designee thereof, shall prepare a complete list of shareholders entitled to notice of such meeting, arranged in alphabetical order, with the addresses of and the number of shares held by each, which list, for a period beginning two (2) days after notice of the meeting is given and continuing through the meeting, shall be kept on file at the principal office of the Corporation in this state and shall, on written demand, be subject to inspection and, for proper purpose, copying by any shareholder at any time during regular business hours.  Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof.  The original stock transfer records of the Corporation shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

(b)           The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons, in accordance with the Act.

2.7          Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Once a share is represented for any purpose at a meeting, it is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting.

2.8          Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9          Voting of Shares.  Each outstanding share entitled to a vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.10        Voting of Shares by Certain Members.

(a)           Except as provided in this Section 2.10, shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

(b)           Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time, except that in determining compliance with Sections 234 or 237 of the Constitution of Alabama, such shares shall be counted and voted in the manner authorized and directed by a majority of the remaining shareholders of the Corporation.

(c)           Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(d)           Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to vote be contained in the appropriate order of the court by which such receiver was appointed.

(e)           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(f)            Treasury shares and shares of stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, except that in determining compliance with Sections 234 or 237 of the Constitution of Alabama, shares of stock held by the Corporation in a fiduciary capacity shall be counted and voted in the manner authorized and directed by a majority of the remaining shareholders of the Corporation.

(g)           On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares of the Corporation.

2.11        Vote Required.  If a quorum is present when a vote is taken, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action unless the Constitution of Alabama, the Act, the Articles of Incorporation or these bylaws require a greater number of affirmative votes.  Unless and until Section 237 of the Constitution of Alabama be repealed, the affirmative vote of the owners of two-thirds (2/3) of the stock of the Corporation is required for approval of the issuance of preferred stock by the Corporation.

2.12        Informal Action by Shareholders.  Except as provided in the Articles of Incorporation, any action required or permitted by the Constitution of Alabama or by the Act to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action.  The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE III
BOARD OF DIRECTORS

3.1          General Powers.  The business and affairs of the Corporation shall be managed by its board of directors.

3.2          Number, Election, Tenure and Qualifications.  The number of directors of the Corporation shall be not less than one (1) nor more than seven (7), unless otherwise provided by resolution of the board of directors or the shareholders.  Each director shall hold office until the next annual meeting of shareholders and until his successor or successors shall have been elected and qualified.  A director shall be a natural person of the age of at least nineteen (19) years but need not be a resident of the State of Alabama or a shareholder of the Corporation.

3.3          Regular Meetings.  A regular meeting of the board of directors shall be held, without other notice than this Section 3.3, immediately after, and at the same place as, the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional regular meetings without other notice than such resolution.

3.4          Special Meetings.  Special meetings of the board of directors or of any committee designated thereby may be called by or at the request of the president or any one director.  A special meeting of the board of directors or of any committee designated thereby shall be held at the principal office of the Corporation, provided that by resolution, or waiver signed by all directors, it may be held at any other place, either within or without the State of Alabama.

3.5          Notice.  Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive any notice of any meeting; provided that such waiver must be in writing, signed by the director entitled to notice, and filed with the minutes or corporate records.  The attendance of a director at, or participation in, a meeting (i) waives objection to lack of any required notice to him or her or defective notice of the meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

3.6          Quorum.  A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of a meeting at which he or she has been present for any purpose.

3.7          Manner of Acting; Presence.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, provided that a quorum is present when such action is taken, unless a greater number is required for such act by the Act, the Articles of Incorporation or these bylaws.  Members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.8          Vacancies.  Any vacancy occurring in the board of directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected until the next annual meeting of shareholders.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A vacancy that will occur at a later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

3.9          Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.10        Committees.  The board of directors may, by resolution or resolutions adopted by a majority of the full board of directors, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the authority of the board of directors in reference to declaring a dividend or distribution from the capital surplus, issuing capital stock, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all of the property or the assets of the Corporation, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, filling vacancies on the board of directors or any of its committees, authorizing or approving a reacquisition of shares (except according to a formula or method prescribed by the board of directors), amending the bylaws of the Corporation, or engaging in any other act prohibited by the Act.  Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the board of directors.  The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.11        Informal Action.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken is signed by all members of the board of directors or of such committee, as the case may be.  Action taken under this Section 3.11 is effective when the last director signs the consent, unless the consent specifies a different effective date.  Such written consent shall be filed with the minutes of proceedings of the board of directors or committee.

3.12        Removal of Directors.  At a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors and the shareholders may at such meeting elect a successor director or directors for the unexpired term of the director or directors removed.

3.13        Dissent of Director to Action of the Board.  Any director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting or, as to a matter required under the Articles of Incorporation or these bylaws to be included in the notice of the purpose of the meeting, the director objects before action is taken on the matter, (ii) the director’s dissent shall be entered in the minutes of the meeting or (iii) unless the director shall file his written dissent to such action with the secretary of the meeting before its adjournment or shall forward such dissent by registered or certified mail or personal delivery to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right of dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
OFFICERS

4.1          Number.  The officers of the Corporation shall be a president and a secretary and, in the discretion of the board of directors which may leave one or more offices vacant from time to time, a chairman of the board, one or more assistant officers or vice presidents (the number thereof to be determined by the board of directors), a treasurer, one or more assistant secretaries and assistant treasurers and such other officers and assistant officers as may be deemed necessary by the board of directors.  Any two or more offices within the Corporation may be held simultaneously by the same person.

4.2          Chairman of the Board.  Any director may be designated as chairman of the board and shall preside, when present, at all meetings of the shareholders and of the board of directors.  The chairman of the board shall perform such other duties as from time to time may be assigned to him by the board of directors.

4.3          President.  The president shall be the principal executive officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation.  He shall, when present and in the absence of the chairman of the board, if any, preside at all meetings of the shareholders and of the board of directors.  He may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all the duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.  If no treasurer has been designated, he shall have the duties and powers of the treasurer prescribed in Section 4.6.

4.4          Vice President.  In the absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice president shall perform such other duties as from time to time may be assigned to him by the president or the board of directors.

4.5          Secretary.  The secretary shall: (i) keep the minutes of the shareholders’ and the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (v) sign with the president certificates for shares of the Corporation; (vi) have general charge of the stock transfer books of the Corporation; and (vii) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

4.6          Treasurer.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.  He shall:  (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with ARTICLE VIII of these bylaws; and (ii) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

4.7          Assistant Secretaries and Assistant Treasurers.  The assistant secretaries may sign with the president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the board of directors.  The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or by the board of directors.

4.8          Election and Term in Office.  The officers of the Corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.9          Removal.  Any officer or agent elected or appointed by the board of directors may be removed, with or without cause, at any time, by the board of directors, but any other officer or employee may be removed, with or without cause, at any time by the board of directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these bylaws or by resolution of the board of directors.

4.10        Vacancies.  A vacancy in any office elected or appointed by the board of directors because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.  A vacancy in any other office for any reason shall be filled by the board of directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these bylaws or by resolution of the board of directors.

4.11        Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS, DEPOSITS AND TRANSACTIONS

5.1          Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.2          Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

5.3          Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors

5.4          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors shall select.

5.5          Conflicting Interest Transactions.  Conflicting interest transactions shall be effected by the Corporation in accordance with Alabama law.

5.6          Proxies.  Unless otherwise provided by resolution of the board of directors, the president may from time to time appoint an attorney or agent of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a holder of stock or other securities in any other corporation any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all written proxies or other instruments as he shall deem necessary or proper in the premises.

ARTICLE VI
LIMITATION ON LIABILITY

A director of the Corporation shall not have any liability to the Corporation or the shareholders of the Corporation for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of financial benefit received by a director to which he or she is not entitled, (ii) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, (iii) a violation of ALA. CODE § 10A-2-8.33 (2010 Repl.), (iv) an intentional violation of criminal law, or (v) a breach of the director’s duty of loyalty to the Corporation or the shareholders of the Corporation.  If the Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a Corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Act, as amended, or any successor statute thereto.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII
INDEMNIFICATION

7.1          Indemnification.  The Corporation shall indemnify, and in connection with such indemnification shall advance expenses to, any person who is or was a director or officer of the Corporation, and any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, including without limitation the Act.  If the amount, extent, or quality of indemnification permitted by law should be in any way restricted or abridged after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.  The indemnification and advancement of expenses pursuant to this ARTICLE VII shall be in addition to, and not exclusive of, any other right the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.  The Corporation shall have the right, at its option, to indemnify any employee or agent of the Corporation in the same manner as it is required to indemnify its directors and officers as aforesaid.

7.2          Insurance.  The Corporation may purchase and maintain insurance, or furnish similar protection (including but not limited to trust funds, self-insurance reserves or the like), on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him or her against the same liability under applicable law.

7.3          Survival of Right.  Any right to indemnification or advancement of expenses provided by or granted pursuant to this ARTICLE VII shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.  Any repeal or modification of this ARTICLE VII that serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this ARTICLE VII shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII
CERTIFICATES FOR SHARES AND THEIR TRANSFER

8.1          Certificates of Shares.  Certificates may be issued for whole or fractional shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed in the manner provided by the Act.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

8.2          Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name the shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, subject to the provisions of Section 2.6(b).

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year, unless the board of directors shall provide to the contrary by resolution.

ARTICLE X
DIVIDENDS

The board of directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by Alabama law and the Articles of Incorporation.

ARTICLE XI
SEAL

The board of directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.”  In the event such a seal is not obtained, the words “Corporate Seal” following signatures of one or more officers on behalf of the Corporation shall constitute a proper affixing of the seal.

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws, the Articles of Incorporation, the provisions of the Act, or the Constitution of Alabama, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII
AMENDMENTS

13.1        Power of Directors to Amend.  The board of directors shall have power to alter, amend and repeal the bylaws of the Corporation or adopt new bylaws for the Corporation at any regular or special meeting of the Board, provided that the board of directors may not alter, amend or repeal any bylaw which establishes the number of directors, the time or place of shareholders’ meetings, or what constitutes a quorum at such shareholders’ meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the board of directors.

13.2        Power of Shareholders to Amend.  The shareholders may alter, amend or repeal the bylaws of the Corporation or adopt new bylaws for the Corporation at any annual meeting or at a special meeting, and all the bylaws made by the directors may be altered or repealed by the shareholders.